Exhibit 3.1.8

CERTIFICATE OF INCORPORATION

OF

FCA LEASING INC.

* * * * * *

1. The name of the corporation is

FCA LEASING INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is five hundred thousand (500,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
D. A. Hampton	100 West Tenth Street Wilmington, Delaware 19801

S. M. Chapman	100 West Tenth Street Wilmington, Delaware 19801

S. K. Zimmerman	100 West Tenth Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being all of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this our act and deed and the facts herein stated are true, and accordingly have hereto set our hands this 8th day of March, 1984.

/s/ D. A. Hampton
D. A. Hampton

/s/ S. M. Chapman
S. M. Chapman

/s/ S. K. Zimmerman
S. K. Zimmerman

CERTIFICATE FOR RENEWAL AND REVIVAL OF

CHARTER

OF

FCA LEASING, INC.

FCA Leasing, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of the corporation (hereinafter called the “corporation”) is FCA Leasing, Inc.

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and its registered agent at such address is The Corporation Trust Company.

3. The date of filing of the original Certificate of Incorporation was March 8, 1984.

4. The date when restoration, renewal, and revival of the charter of this corporation is to commence is the 28th day of February, 2002, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, A.D. 2002, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, the Secretary of FCA Leasing, Inc. has hereunto set his hand to this certificate this 8TH day of August, 2003.

FCA LEASING, INC.

By:	/s/ Joshua Gindin
Name:	Joshua Gindin
Title:	Secretary

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR REGISTERED OFFICE

OF

FCA LEASING, INC.

(Pursuant to Section 133 of the Delaware General Corporation Law)

FIRST: The Board of Directors of FCA Leasing, Inc., a Delaware Corporation, on this 26th day of May, 2005, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is changed to 1201 Market Street, Suite 800, Wilmington, Delaware 19801 County of New Castle.

SECOND: The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is hereby changed to NCO Funding, Inc.

THIRD: The Corporation does hereby certify that the foregoing is a true copy of the resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26th day of May, 2005.

By:	/s/ Steven I. Winokur
Name:	Steven I. Winokur
Title:	Assistant Secretary